EXHIBIT 5

[HUTCHISON LAW GROUP PLLC LETTERHEAD]

April 14, 2006
Nayna Networks, Inc.
4699 Old Ironsides Drive, Suite 420
Santa Clara, CA 95054

Ladies and Gentlemen:

We have acted as legal counsel for Nayna Networks, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to 10,967,480 shares of Common Stock, $0.0001 par value, of the Company (the “Shares”) which may be issued pursuant to awards granted under the Nayna Networks, Inc. 2000 Stock Plan and 2006 Executive Stock Plan (together, the “Plans”).

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that the 10,967,480 shares of Common Stock which may be issued under the Plans are duly authorized shares of the Company’s Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plans, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

This opinion letter is given to you solely for use in connection with the issuance of the Shares in accordance with the Registration Statement and is not to be relied on for any other purpose.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Respectfully submitted,

/s/ Hutchison Law Group PLLC